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                                                                   EXHIBIT 10.1


                           SHARE DISPOSITION AGREEMENT

                                     between

                               BOCA RESEARCH, INC.

                                       and

                        INFOMATEC AG INTERNATIONAL, INC.




                              --------------------

                                  May 31, 2000
                              --------------------



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                           SHARE DISPOSITION AGREEMENT

         AGREEMENT made and entered into on this 31st day of May, 2000, among Boca Research, Inc., a Florida corporation (the "Company"), and Infomatec AG International, Inc., a Delaware corporation (the "Purchaser").

                                   WITNESSETH

         WHEREAS, the Company sold to the Purchaser 1,747,965 shares of the Company's Stock, par value $0.01 per share (the "Common Stock"), of the Company pursuant to a Common Stock Purchase Agreement between the Company and the Purchaser dated as of April 28, 1999, as amended by the Amended Common Stock Purchase Agreement dated as of May 21, 1999 (the "Purchase Agreement");

         WHEREAS, Section 2.08 of the Purchase Agreement contained certain registration rights;

         WHEREAS, the Purchaser has exercised the registration rights contained in Section 2.08 of the Purchase Agreement;

         WHEREAS, the Company has filed on the date hereof a Registration Statement on Form S-3 (the "Form S-3") with respect to 1,250,000 shares of the Common Stock pursuant to the request by the Purchaser; and

         WHEREAS, the Company and the Purchaser are entering into this Agreement to provide for certain rights and obligations in connection with the exercise of the registration rights contained in Section 2.08 of the Purchase Agreement, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

         Section 1.01 METHOD OF DISPOSITION. Upon the effectiveness of the Form S-3, the Purchaser agrees to sell no more than 611,788 shares of Common Stock held by Purchaser and registered under the Form S-3 in any given consecutive, three-month period commencing on the date the Form S-3 is declared effective by the Securities and Exchange Commission during the Effective Period (as defined below).

         Section 1.02 EFFECTIVE PERIOD. The Company shall use its reasonable commercial efforts to cause the Form S-3 to become and remain effective for a one-year period (the "Effective Period") commencing on the date such Form S-3 is declared effective by the Securities and Exchange Commission.

         Section 1.03 EXPENSES. Notwithstanding anything to the contrary in
Section 2.08 of the Purchase Agreement, the Company hereby agrees to pay the expenses attributable to the registration of the shares of Common Stock held by the Purchaser, other than fees and disbursements of the Purchaser's counsel and any brokerage commissions, which are to be paid by the Purchaser.

         Section 1.04 REGISTRATION RIGHTS. The parties hereby acknowledge that upon the effectiveness of the Form S-3, the Company shall have fulfilled its obligation to register the shares of Common Stock purchased by the Purchaser under the Purchase Agreement pursuant to one request by the Purchaser under
Section 2.08 of the

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Purchase Agreement. In addition, the parties acknowledge that, upon the effectiveness of the Form S-3, the Purchaser shall be entitled to make one additional request of the Company to register only those shares of Common Stock purchased by the Purchaser under the Purchase Agreement pursuant to Section 2.08 of the Purchase Agreement and that any such registration shall be subject to Sections 1.02 and 1.03 hereof.

                                   ARTICLE II

         Section 2.01 DISPOSITION OF COMMON STOCK. Nothing contained herein shall in any way supersede, replace, diminish, or nullify any other restrictions or obligations promulgated by the Securities Act of 1933, as amended, or otherwise binding the Purchaser with respect to disposition of the Common Stock.

         Section 2.02. ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, represent the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior oral and written agreements, arrangements and understandings among the parties hereto with respect to such subject matter, and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

         Section 2.03. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any person to whom the Purchaser may assign its right and obligations to purchase Common Stock and shall inure to the benefit of the parties hereto and, their respective successors and assigns.

         Section 2.04. PARAGRAPH HEADINGS. The paragraph headings contained in this Agreement are for general reference purposes only and shall not affect in any manner the meaning or interpretation of the terms or other provisions of this Agreement.

         Section 2.05. APPLICABLE LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, applicable to contracts to be made, executed, delivered and performed wholly within such state, and in any case, without regard to the conflicts of law principles of such state.

         Section 2.06. SEVERABILITY. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

         Section 2.07. EQUITABLE REMEDIES. The parties hereto agree that irreparable harm would occur in the event that any of the covenants contained in this Agreement were not performed in all material respects by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that such covenants are not performed in accordance with their terms or are otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to seek an injunction or injunctions to restrain, enjoin and prevent breaches and violations of any of the covenants, contained in this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction,

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such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

         Section 2.8. NO WAIVER. The failure of any party at any time or times to require performance of any provision hereof shall not affect the right at a later time to enforce the same. No waiver by any party of any condition, and no breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

         Section 2.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same original instrument.



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         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.

                                       COMPANY

                                       BOCA RESEARCH, INC.


                                       By: /s/ Robert P. Heinlein
                                          -------------------------------------
                                       Name: Robert P. Heinlein
                                       Title: Chief Financial Officer


                                       PURCHASER

                                       INFOMATEC AG INTERANTIONAL, INC.


                                       By: /s/ Eduard Will
                                          -------------------------------------
                                             Authorized Signatory